License Agreement

This License Agreement, made and entered into as of November 22, 2023 (“Agreement”), is by and between Apogee Therapeutics, Inc., a Delaware corporation, having a place of business located at 221 Crescent Street, Building 17, Suite 102b, Waltham, MA 02453 (“Licensee”) and MIL 6T, LLC, a Delaware limited liability company having a place of business located at 6 Tide Street, Boston, MA 02210 (“SmartLabs”).

RECITALS

WHEREAS, SmartLabs, has leased certain space located at 6 Tide Street, Boston, MA 02210 (the “Building”) through a lease agreement (the “Lease”) between SmartLabs and RBK I Tenant, LLC (“Landlord”); and

WHEREAS, Licensee desires to use certain space and services, as set forth below, for research and development, laboratory research and office use.

For good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, accepted and agreed to, the parties agree as follows:

1.
License.
a)
License Description. SmartLabs grants to Licensee the following (A) and (B), of which shall constitute the Licensee’s license (the “License”), solely to, (i) use as office and laboratory space consistent with current zoning for the Building and all applicable laws; (ii) conduct Licensee’s business; and (iii) collaborate with SmartLabs’ staff and other licensees in accordance with this Agreement: (A) a non-transferable, non-assignable license to, (i) use Corporate R&D Lab E1 and Innovation Lab 4, more specifically identified in the shaded portion of the floorplan attached to this Agreement as Exhibit 1 (“Lab Suite”), and (ii) use Corporate R&D Lab E1 more specifically identified in the shaded portion of the floor plan attached to this Agreement as Exhibit 1 (“Office Suite”) and (B) a non-transferable, non-exclusive, non-assignable license to use any common areas (“Shared Premises”), subject to SmartLabs’ Rules and Regulations (as defined herein).The Lab Suite, Office Suite and Shared Premises shall constitute the licensed premises (the “Licensed Premises”). Licensee shall accept the Licensed Premises in its “as-is” condition and SmartLabs shall have no obligation to alter, repair or otherwise prepare the Licensed Premises for Licensee’s use or to pay for, or provide any, improvements to the Licensed Premises. Licensee shall not use the Licensed Premises for any use other than the foregoing, including but not limited to medical care or human clinical trials, without first obtaining written permission from SmartLabs, which SmartLabs may withhold in its sole discretion. Licensee warrants that its use of the Licensed Premises shall at all times comply with all applicable rules, laws and regulations.
b)
Scope of License. Unless otherwise expressly set forth herein, the License shall not grant access to any additional office or laboratory space in the Building. SmartLabs retains all of the rights and privileges as the property owner that are not inconsistent with the provisions of this Agreement. Licensee understands and agrees that other licensee(s) may jointly occupy portions of the Building, including but not limited to the Shared Premises. Licensee agrees to cooperate and coordinate with any other licensee(s) that occupies portions of the Building and that, other than the Lab Suite and/or Office Suite, use of any other portion of the Building shall not be exclusive to Licensee. Sections 10, 11 and 13 below shall apply to any and all Claims (as defined below) arising out of, or in connection with, any other licensee(s), persons or entities using or occupying the Building.

c)
Users. The License shall only grant Licensee, and no more than thirty (30) of Licensee’s members, employees or agents (collectively, “Users”), access to the Licensed Premises; provided, however, that SmartLabs may grant access to additional Users (“Additional Users”) as set forth below. All Users and Additional Users shall abide by, keep and observe all of SmartLabs’ Rules and Regulations. Notwithstanding any of the foregoing, prior to having access to the Licensed Premises, all Users and any Additional Users, must first complete and pass any trainings, including, but not limited to, Environmental Health and Safety ("EH&S") and animal facility training requested by SmartLabs and/or any Institutional Animal Care and Use Committee (IACUC). Licensee may request that SmartLabs grant access to Additional Users provided that Licensee first (i) submits a written request to SmartLabs requesting Additional Users; and (iii) Licensee receives written confirmation from SmartLabs granting access to Additional Users (which SmartLabs may withhold in its sole discretion).
d)
License Subject to Lease. Notwithstanding anything contained herein to the contrary, this Agreement shall, at all times, remain subject to the Lease and the rights of the Landlord under the Lease. Upon Landlord’s termination of the Lease, this Agreement shall also be deemed terminated. SmartLabs shall use reasonable efforts to provide Licensee with reasonable advance notice prior to the termination of the Lease. Notwithstanding anything herein to the contrary, in the event this Agreement is terminated prior to the Expiration Date (as defined below), Licensee shall be given a reasonable period of time to remove its personal property from the Licensed Premises, and otherwise vacate and surrender the Licensed Premises, and during such period, Licensee (i) shall be given access to the Licensed Premises for purposes of removing its personal property and otherwise complying with the termination provisions set forth herein, and (ii) shall not be deemed to be holding over after termination of this Agreement, regardless of whether such period extends beyond the date of termination of this Agreement.
2.
Term and Termination.
a)
Term. Unless terminated earlier in accordance with this Section 2, the term (“Term”)of this Agreement shall commence on November 27, 2023 (“Term Commencement Date”) and expire on November 26, 2025 (“Expiration Date”). Under no circumstance shall SmartLabs be liable to Licensee for failure to provide access to the Licensed Premises on or before November 27, 2023; including but not limited to, failure due to an event of force majeure including, but not limited to, strikes, work stoppages, supply-chain delays, accidents, acts of war or terrorism, civil or military disturbances, government actions or prohibitions or emergencies, disruptions arising from health or safety (including, but not limited to pandemic or epidemic), nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (collectively, a “Force Majeure”); provided, however, that if SmartLabs is unable to provide Licensee access to the Licensed Premises on or before November 27, 2023, the Term Commencement Date and Expiration Date shall be extended by the number of days SmartLabs is unable to provide access to the Licensed Premises.
b)
Extension Option. Provided Licensee is not in breach of the Agreement, Licensee shall have an option to extend the Term for an additional one (1) year period commencing immediately upon the Expiration Date (“Extended Term”) upon the same terms as set forth herein, including the License Fee increase as set forth in Section 3(a). Licensee shall exercise the foregoing option by providing written notice to Licensor given no less than six (6) months prior to the Expiration Date.

c)
Termination. SmartLabs may terminate this Agreement immediately for “cause” by giving written notice to Licensee specifying the cause. “Cause” shall include, but is not limited to: (i) Licensee’s violation of this Agreement or any provisions of the Lease and such violation or failure continues for ten (10) days after written notice thereof from SmartLabs, provided, however, that such violation or failure shall not be deemed Cause if such violation or failure could not be reasonably cured during such ten (10) day period and Licensee has commenced the cure within such ten (10) day period and thereafter is diligently pursuing such cure to completion; (ii) Licensee’s use of the Licensed Premises in violation of the Rules and Regulations or EH&S protocol (defined below) promulgated by SmartLabs or Landlord and provided to Licensee in writing, and such violation continues for ten (10) days after written notice thereof from SmartLabs, provided, however, that such violation shall not be deemed Cause if such violation could not be reasonably cured during such ten (10) day period and Licensee has commenced the cure within such ten (10) day period and thereafter is diligently pursuing such cure to completion; (iii) the making by Licensee of any general assignment for the benefit of creditors, or the filing by or against Licensee of a petition to have Licensee adjudged bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy and such petition is not dismissed within thirty (30) days, or (v) violation or noncompliance by Licensee, its Users, or anyone claiming by, through or under Licensee, of any applicable law, rule, order or regulation. Notwithstanding anything to the contrary, in the event any “Cause” endangers the health and/or safety of any other Building occupant and/or the Building itself, such failure shall be deemed a “Cause” if Licensee receives written notice of the same and fails to cure within 24 hours, whereas for the avoidance of doubt in such instances Licensor shall have the immediate right to terminate this License following such failure to cure within 24 hours. Upon the occurrence of any of the foregoing, and at any time thereafter, and without limiting SmartLabs in the exercise of any right or remedy that SmartLabs may have, SmartLabs may do any or all of the following by written notice to Licensee , (A) terminate Licensee’s access to the Licensed Premises, or (B) terminate the License. In either instance, Licensee shall promptly surrender the Licensed Premises to SmartLabs and remove all persons and Licensee’s personal property from the Licensed Premises. In such event, SmartLabs shall have the right to re-enter and remove all persons and property from the Licensed Premises, and such property may be removed and stored in a public warehouse or elsewhere at the reasonable cost and for the account of Licensee, without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. In the event that SmartLabs shall elect to so terminate this License for Cause, then SmartLabs shall be entitled to recover from Licensee all direct damages incurred by SmartLabs by reason of Licensee’s default, including, but not limited to, recovery of any broker’s fee paid by SmartLabs in relation to this Agreement and all reasonable attorneys’ fees. Under no circumstances shall SmartLabs or Landlord be liable for any alleged, purported, consequential, direct or indirect damages resulting from SmartLabs or Landlord terminating this Agreement for Cause.
d)
Surrender. Upon termination of this Agreement, the License shall expire and Licensee shall promptly vacate, and remove all persons and Licensee’s personal property from, the Licensed Premises. Licensee shall surrender the Licensed Premises upon the expiration of the Term in the condition in which Licensee took possession of the Licensed Premises, except for reasonable wear and tear, loss or damage caused by SmartLabs or Landlord, loss by fire or other casualty and loss by condemnation.

3.
License Fee.
a)
Base Fee. Licensee shall pay a monthly license fee equal to $103,005.00 (“License Fee”), which Licensee shall pay in advance on or before the first day of each and every month during the Term by electronic payment to SmartLabs. The License Fee shall be subject to a four percent (4%)increase upon each anniversary of the Term Commencement Date , as shown on Schedule A attached hereto. Notwithstanding anything to the contrary, the parties agree that the License Fee for the first (1st) month of the Term shall be reduced by twenty-five percent (25%).
b)
Late Fee. If any undisputed payment of the License Fee, or any other undisputed payment due under this Agreement, is not received by SmartLabs on or before the first day of each month, or when otherwise due, Licensee shall pay to SmartLabs a late payment charge equal to ten percent (10%) of the amount of such delinquent payment, in addition to any outstanding License Fee or any other payment due under this Agreement then owing.
c)
Security Deposit. Licensee shall remit a Security Deposit equal to $107,125.20 (“Security Deposit”). The purpose of the Security Deposit is to guarantee the full, prompt and faithful performance by Licensee of all of the terms, conditions, covenants, agreements, warranties and provisions of this Agreement to be performed, fulfilled or observed by Licensee hereunder, including but not limited to the payment of the License Fee and other charges. If Licensee breaches any term or condition of this Agreement, said Security Deposit or any part thereof may be used to pay any such payment or perform any obligations hereunder to be performed by the Licensee in connection with such breach, and the Licensee shall promptly replace the amount of the Security Deposit so used. Said Security Deposit may be co-mingled with the SmartLabs’ other funds, need not be kept in a separate account, and SmartLabs shall not be required to pay interest on same. SmartLabs shall return the balance of the Security Deposit to Licensee, less any amounts duly owed from Licensee to SmartLabs, within sixty (60) days after the end of Term, as extended from time to time.
d)
Initial Payment. Licensee shall pay, immediately upon executing this Agreement, an amount equal to the License Fee for the first month of the Term of this Agreement ($77,253.75),the License Fee for the last month of the Term of this Agreement ($107,125.20), the Security Deposit, and the Parking Fees (as defined below) associated with Licensee’s Parking Spaces (as defined below). As such, Licensee shall pay a total of $291,504.15, plus the aforementioned Parking Fees, on or before the execution of this Agreement.
4.
Service Agreement. SmartLabs agrees to provide to Licensee, during the Term of this Agreement, the services as set forth in the Service Agreement attached hereto as Exhibit 2 except to the extent limited by an event of Force Majeure. The License Fee shall cover and include the cost of the services as set forth in the Service Agreement and, unless the scope of services requested by Licensee exceed those as set forth in the Service Agreement, Licensee shall not be assessed any additional fees for services as contained in the Service Agreement. The Service Agreement shall be governed by the terms of this Agreement and if there is any conflict between the covenants and representations contained in this Agreement and the Service Agreement, the terms of this Agreement shall prevail and be binding upon the parties. SmartLabs shall not be liable for any failure to provide the services as set forth in the Service Agreement to the extent such failure is beyond SmartLabs’ reasonable control, provided that SmartLabs shall use commercially reasonable efforts to provide replacement services to Licensee during the period of such failure. Licensee hereby agrees to indemnify SmartLabs for, and shall reimburse any and all reasonable costs and expenses associated with, any damage caused by Licensee or its Users, or anyone claiming by, through or under Licensee, to any instrument or equipment provided by SmartLabs pursuant to the Service Agreement for common use with other licensees and/or users.

5.
Common Areas. Licensee hereby acknowledges that other licensees and/or users are occupying or may in the future occupy other portions of the Building. Licensee’s use of the Licensed Premises, and access to and use of the common areas and any other services in connection with the Licensed Premises or this Agreement, shall be subject to any and all Rules and Regulations reasonably promulgated by SmartLabs and/or Landlord and delivered to Licensee from time to time. Licensee’s compliance with such Rules and Regulations constitutes a material inducement to SmartLabs’ willingness to enter into this Agreement; any violation thereof shall constitute a material breach of this Agreement.
6.
Parking. During the Term, Licensee shall have a non-exclusive license to use four (4) unreserved parking spaces on a "first-come, first-serve" basis, in common with other occupants of the Building (“Licensee’s Parking Spaces”). Licensee shall have no right to elect to reduce its number of Licensee’s Parking Spaces and shall be responsible for the Parking Fees (defined below) for such spaces regardless of whether its Users use Licensee’s Parking Spaces. Licensee shall pay, in addition to the License Fee, monthly parking fees equal to the prevailing rates for the Building (“Parking Fees”) and shall pay such Parking Fees to SmartLabs at the time each License Fee payment is due. Licensee’s right to use Licensee’s Parking Spaces is conditioned upon Licensee (a) abiding by any reasonable rules and regulations promulgated by SmartLabs or the Landlord related to parking (“Parking Rules and Regulations”) and (b) ensuring that Licensee’s employees, Users and visitors also comply with the Parking Rules and Regulations. Licensee’s rights hereunder are subject to SmartLabs’ rights under the Lease, including but not limited to the Landlord’s right to change the size, configuration, design, layout, location and all other aspects of the parking facility
7.
Modifications to Licensed Premises. Licensee shall not make any modification to the Licensed Premises without SmartLabs’ prior written approval,which approval may be withheld or conditioned in SmartLabs’ sole discretion. Licensee shall bear the cost of any approved modifications to the Licensed Premises (except that it is agreed that SmartLabs shall provide an allowance for up to $5,000 of such work, after which Licensee shall bear all associated costs). All articles of personal property, and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions, if any, paid for or installed by Licensee in the Licensed Premises will be and remain the property of Licensee and may be removed by Licensee at any time, provided that Licensee, at its expense, shall repair any damage to the Licensed Premises caused by such removal or by the original installation. Licensee shall remove all of Licensee’s personal property and modifications at the expiration of the Term of this Agreement or sooner termination of this Agreement, in which event the removal shall be done at Licensee’s expense and Licensee, prior to the end of the Term of this Agreement or upon sooner termination of this Agreement, shall repair any damage to the Licensed Premises caused by its removal.
8.
Hazardous Materials. Licensee shall strictly comply with all hazardous materials and related requirements as set forth in the Hazardous Materials Requirements attached hereto as Exhibit 4.

9.
Fire, Other Casualty; Eminent Domain. In the event of a fire or other casualty affecting the Building or the Licensed Premises, or a taking of all or a part of the Building or Licensed Premises under the power of eminent domain, (i) SmartLabs shall not have any obligation to repair or restore the Licensed Premises, or any alterations or personal property, other than to diligently enforce any obligations of Landlord under the Lease to repair or restore; (ii) Licensee shall be entitled only to a proportionate abatement of the License Fee during the time and to the extent the Licensed Premises are unfit for the purposes permitted under this Agreement and not used by Licensee as a result thereof; (iii) Licensee shall not, by reason thereof, have a right to terminate this Agreement unless the Lease shall be terminated or the Licensed Premises have not been restored to the point the Licensee may reasonably resume its operations in the Licensed Premises within 180 days after the damage or destruction for reasons other than Licensee’s willful misconduct, negligence or breach of this Agreement; and (iv) SmartLabs reserves the right to terminate this Agreement in connection with any right granted to either SmartLabs or Landlord under the Lease whether or not the Licensed Premises is damaged or the subject of a taking. In the event SmartLabs or Landlord exercises the right to terminate the Lease as the result of any such fire, casualty or taking, SmartLabs shall provide Licensee with a copy of the relevant termination notice and this Agreement shall terminate on the date upon which the Lease terminates.
10.
Limit of Liability. a. Notwithstanding anything to the contrary contained in this Agreement, Landlord, SmartLabs, their respective members, officers, directors, employees, agents, servants, lenders, mortgagees, ground lessors beneficiaries and contractors (collectively, the “SmartLabs Parties”), shall not be liable for any damages or injury to person or property or resulting from the loss of use thereof sustained by Licensee or anyone having claims through or on behalf of Licensee, based on, arising out of, or resulting from, any cause whatsoever, including any due to the Building becoming out of repair, or due to the occurrence of any accident or event in or about the Building, or due to any act or neglect of any tenant or occupant of the Building or any other person. Notwithstanding the foregoing provision of this Section, SmartLabs Parties shall not be released from liability to Licensee for any damage or physical injury to any natural person or property caused by SmartLabs Parties’ gross negligence or willful misconduct to the extent such damage or injury is not covered by insurance either carried by Licensee (or such person) or required by this Agreement to be carried by Licensee. Notwithstanding anything to the contrary set forth in this Agreement, SmartLabs Parties shall not, under any circumstances, be liable for any exemplary, punitive, consequential or indirect damages (or for any interruption of or loss to business). No SmartLabs Parties shall be held to have any personal liability for satisfaction or any claim or judgment.

b. Notwithstanding anything to the contrary contained herein, except with regard to Licensee’s obligations as contained in Section 8 and Exhibit 4, and in the event of damages stemming from Licensee’s hold over in the Licensed Premises after termination of this Agreement, in no event shall Licensee be liable under this Agreement for any lost profits, damage to business or any form of special, indirect, punitive or consequential damages.

The provisions of this Section shall survive the termination or expiration of this Agreement.

11.
Waiver of Claims. Licensee hereby releases and waives any and all claims against the SmartLabs Parties for injury or damage to person, property or business of every kind, nature and description, sustained in or about the Building or the Licensed Premises by Licensee or anyone claiming under Licensee, other than by reason of gross negligence or willful misconduct of the SmartLabs Parties and except in any case which would render this release and waiver void under applicable law.

12.
Insurance.
a.
Prior to the Term Commencement Date, Licensee shall procure insurance as set forth in the Insurance Requirements attached hereto as Exhibit 3.
b.
Subrogation. Licensee and its insurers hereby waive any and all rights of recovery or subrogation against the SmartLabs Parties with respect to any Claims (as defined below) howsoever caused, that are covered or should have been covered, by valid and collectible insurance, including any deductibles or self-insurance maintained thereunder. If necessary, Licensee shall endorse the required insurance policies to permit waivers of subrogation as required hereunder and hold harmless and indemnify the SmartLabs Parties for any loss or expense incurred as a result of a failure to obtain such waivers of subrogation from insurers. Such waivers shall continue so long as Licensee’s insurers so permit. Any termination of such a waiver shall be by written notice to SmartLabs. Licensee, upon obtaining the policies of insurance required or permitted hereunder, shall give notice to its insurance carriers that the foregoing waiver of subrogation is contained in herein. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then Licensee shall notify SmartLabs of such conditions.
13.
Assumption of Risk. Except as otherwise provided herein, Licensee assumes the risk of damage, and shall be liable for any damage caused to, any of Licensee’s fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and the SmartLabs Parties shall not be liable for injury to Licensee’s business or any loss of income therefrom, relative to such damage, except to the extent caused by SmartLabs Parties’ gross negligence or willful misconduct. Licensee shall, at Licensee’s sole cost and expense, carry such insurance as Licensee desires for Licensee’s protection with respect to personal property of Licensee or business interruption.
14.
Compliance.
a)
Licensee represents and warrants that Licensee, and its Users, agents and employees have not been and will not be during the term of this Agreement (i) excluded from or otherwise ineligible to participate in Medicare, Medicaid, or any other federal or state health care program; (ii) suspended, debarred, proposed for debarment, or otherwise ineligible to participate in U.S. Government programs or engage in transactions with the U.S. Government or its contractors; (iii) sanctioned or directly or indirectly owned by an individual, entity, or country sanctioned by a U.S. Government agency; or (iv) under a corporate integrity agreement with the U.S. Department of Health and Human Services or any other federal agency.
b)
Licensee warrants that it will comply with all applicable trade controls, sanctions, and anti-corruption laws in carrying out activities relating to this Agreement, including, without limitation, requirements imposed under the Export Administration Regulations, International Traffic in Arms Regulations, the Foreign Corrupt Practices Act, the U.K. Bribery Act, and individual- or country-specific sanctions. Licensee warrants that it will not knowingly take any steps to indirectly support a violation of these requirements, and Licensee will ensure that its employees and agents will comply with these requirements.
c)
Licensee will notify SmartLabs within forty-eight (48) hours after becoming aware of any violation of this section.

15.
Indemnification. a. Licensee shall indemnify, defend (by counsel acceptable to SmartLabs), release, protect and hold the SmartLabs Parties harmless from and against any and all third party demands, claims, liabilities, losses, reasonable costs or expenses, actions, causes of action, damages, suits or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred in investigating or resisting the same (collectively, “Claims”) of any kind or nature that arise before, during or after the Term,arising out of or related to: (i) the use or occupancy of the Licensed Premises by Licensee or its Users, agents, vendors, or anyone claiming by, through or under Licensee; (ii) the failure by Licensee or anyone claiming by, through or under Licensee to comply with any term, condition, or covenant of this Agreement or the Lease, including, without limitation, Licensee’s obligation to surrender the Licensed Premises in the condition herein required; (iii) the negligence or willful misconduct of Licensee or its Users, agents, vendors, or anyone claiming by, through or under Licensee; (iv) the existence of Hazardous Materials on, under or about the Licensed Premises to the extent caused, stored, released, discharged or introduced by Licensee or its Users, agents or vendors; (v) the death of or injury to any person or damage to any property in the Licensed Premises caused by Licensee or its Users or agents; or (vi) the death of or injury to any person or damage to any property on or about the Building to the extent caused by the negligence, recklessness or willful misconduct of Licensee or its Users, agents or vendors. The provisions of this Section shall survive the termination or expiration of this Agreement.

b. SmartLabs shall indemnify, defend (by counsel acceptable to Licensee), release, protect and hold Licensee harmless from and against any and all Claims that arise during the Term, to the extent arising out of or related to SmartLabs Parties’ gross negligence or willful misconduct pursuant to this Agreement.

16.
Assignment.
a)
No Assignment. Licensee shall not assign, encumber or transfer this Agreement, or any part of it, or its right or interest in it, without SmartLabs’ prior written approval. SmartLabs may assign this Agreement in connection with SmartLabs’ assignment of its interest in the Lease; provided such assignment does not materially adversely affect Licensee’s rights hereunder.
b)
Prohibited Transfers. Notwithstanding any other provision contained in this Agreement to the contrary, Licensee shall not knowingly, after reasonable inquiry, transfer or permit the transfer of any legal or beneficial interest in Licensee to, or assign, sublicense or otherwise transfer all or any portion of its interest under this Agreement or in all or any portion of the Licensed Premises to, or enter into any sublicense or other use or occupancy agreement to, any:
i.
Person (or any Person whose operations are directed or controlled by a Person) that has been convicted of or has pleaded guilty in a criminal proceeding to a felony or that is an ongoing target of a grand jury investigation convened pursuant to applicable statutes concerning organized crime;
ii.
Person organized in or controlled from a country, the activities with respect to which are regulated or controlled pursuant to the following laws and the regulations or executive orders promulgated thereunder: (A) the Trading with the Enemy Act of 1917, 50 U.S.C. App. §1, et seq., as amended; (B) the International Emergency Economic Powers Act of 1976, 50 U.S.C. §1701, et seq., as amended; or (C) the Anti-Terrorism and Arms Export Amendments Act of 1989, codified at Section 6(j) of the Export Administration Act of 1979, 50 U.S.C. App. §2405W, as amended; or
iii.
Person with whom Landlord or SmartLabs is restricted from doing business under either (A) Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001 (as amended or supplemented from time to time, the “Executive Order”), or (B) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 10756; as amended, from time to time, the “Patriot Act”), or (C) the regulations of the United Stated Department of the Treasury Office of Foreign Assets Control (including, without limitation, those Persons named on the list of “Specially Designated Nationals and Blocked Persons” as modified from time to time), or other governmental action; or
iv.
Affiliate of any of the Persons described in the preceding paragraphs (i), (ii) or (iii).

As used herein, “Person” shall mean any individual or entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits; “Affiliate” shall mean, with respect to any Person, (i) in the case of any such Person which is an Entity, any partner, shareholder, member or other owner of such Entity, provided that such partner, shareholder, member or other owner owns more than fifty percent (50%) of the Equity Interests of such Entity, and (ii) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or with respect to one or more of the Persons referred to in the preceding clause (i); “Equity Interest” shall mean with respect to any Entity, (i) the legal (other than as a nominee) or beneficial ownership of outstanding voting or non-voting stock of such Entity if such Entity is a business corporation, a real estate investment trust or a similar entity, (ii) the legal (other than as a nominee) or beneficial ownership of any partnership, membership or other voting or non-voting ownership interest in a partnership, joint venture, limited liability company or similar entity, (iii) a legal (other than as a nominee) or beneficial voting or non-voting interest in a trust if such Entity is a trust and (iv) any other voting or nonvoting interest that is the functional equivalent of any of the foregoing; “Parent” shall mean, with respect to any Subsidiary, any Person which owns directly or indirectly through one or more Subsidiaries the entire Equity Interest in such Subsidiary; and “Subsidiary” shall mean, with respect to any Parent, any Entity in which a Person owns, directly or indirectly through one or more Subsidiaries, the entire Equity Interest in such Subsidiary.

17.
Miscellaneous.
a.
Rules and Regulations. Licensee agrees that it will abide by, keep and observe all reasonable rules and regulations which Licensee has written notice of (which may be via access to the SmartLabs’ member portal) ("Rules and Regulations") which SmartLabs may make from time to time for the management, safety, care, and cleanliness of the Licensed Premises or Building, as well as for the convenience of other occupants of the Building. Licensee shall not in any way obstruct or interfere with the rights of other licensees, occupants or users of the Building,nor shall it permit its employees, representatives, or contractors to do so. Licensee shall follow all of SmartLabs’ EH&S guidelines and requirements, which may be modified from time to time, to the extent such guidelines and requirements are provided in writing to Licensee (which may be via access to the SmartLabs’ member portal).
b.
Attorneys’ Fees. In the event of any litigation or arbitration between Licensee and SmartLabs, whether based on contract, tort or other cause of action or involving bankruptcy or similar proceedings, in any way related to this Agreement, the non‑prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including arbitration proceedings, any appeals and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment. The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by other party of its claim or defense, final decision after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any fees and cost incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment.
c.
Authority. Each person executing this Agreement on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

d.
Brokerage. Licensee warrants and represents that Licensee has dealt with no broker in connection with the consummation of this Agreement, and, in the event of any brokerage claims asserted against SmartLabs predicated upon prior dealings with Licensee, Licensee agrees to defend the same and indemnify SmartLabs against any such claim.
e.
Captions. All captions and headings in this Agreement are for the purposes of reference and convenience and shall not limit or expand the provisions of this Agreement.
f.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall comprise but a single instrument.
g.
Entire Agreement. This Agreement contains all of the covenants, conditions and agreements between the parties concerning the Licensed Premises, and shall supersede any and all prior correspondence, agreements and understandings concerning the Licensed Premises, both oral and written. No addition or modification of any term or provision of this Agreement shall be effective unless set forth in writing and signed by both SmartLabs and Licensee.
h.
Notices. Any notice required or permitted under this Agreement shall be effective if in writing and delivered by in-hand delivery, first-class mail (registered or certified, return receipt requested), email, or air courier guaranteeing overnight delivery, to the other party at the following address.

SMARTLABS LICENSEE

6 Tide Street 6 Tide Street

Boston, MA 02210 Boston, MA 02210

Attn: Site Director Attn: Rebecca Dabora

10 Fan Pier, 4thFloor 221 Crescent Street, Building 17, Suite 102b,

Boston, MA 02210 Waltham, MA 02453

Attn: Legal Department Attn: Legal Department

i.
Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Licensee hereby consents to the personal jurisdiction and venue of any state or federal court located in Suffolk County Massachusetts, and any successor court, and the service or process by any means authorized by such court.

Notwithstanding the foregoing, SmartLabs may elect to, upon written notice to Licensee, submit any dispute arising hereunder (including but not limited to any claim that all or some of this Agreement is invalid, illegal or otherwise voidable or void) to binding arbitration. Upon SmartLabs’ exercise of its foregoing rights, arbitration shall be submitted to and determined in binding arbitration in Boston, Massachusetts, under the Rules for Commercial Arbitration of the American Arbitration Association (“AAA”). This arbitration provision shall survive the expiration or earlier termination of this Agreement and such arbitration shall be held in Boston, Massachusetts. The arbitration shall be conducted by a single neutral arbitrator. The arbitrator shall be appointed by the AAA under the Rules for Commercial Arbitration of AAA. The decision rendered by the arbitrator shall be final and binding upon the parties and may be entered as a judgment in, and enforced by, any court of competent jurisdiction.

j.
Exhibits.All exhibits and any schedules or riders attached to this Agreement are incorporated herein by this reference and made a part hereof, and any reference in the body of the Agreement or in the exhibits, schedules or riders to the Agreement shall mean this Agreement, together with all exhibits, schedules and riders.

k.
Waiver of Trial by Jury. LICENSEE HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE UNDER APPLICABLE LAW TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE WITH ANY SMARTLABS PARTIES ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH THIS AGREEMENT OR THE LICENSED PREMISES.
l.
Successors and Assigns. Subject to the provisions of this Agreement relating to assignment and subletting, this Agreement shall be binding upon, and shall inure to the benefit of the parties’ respective representatives, successors and assigns.
m.
Relationship of Parties. Nothing in this Agreement shall be deemed to create any joint venture or principal-agent relationship or partnership between any of the parties hereto, and no party is authorized to, and no party shall, act toward third parties or the public in any manner that would indicate any such relationship.
n.
Access. SmartLabs or Landlord may enter the Licensed Premises at any time, in accordance with the revocable, non-exclusive, non-transferable, non-assignable license granted herein, provided that SmartLabs or Landlord gives Licensee reasonable prior written or oral notice to Licensee (except that in case of emergency no notice shall be necessary) in order to inspect the Licensed Premises and/or the performance by Licensee of the terms of this Agreement or to exercise SmartLabs’ rights or perform SmartLabs’ obligations hereunder.
o.
Force Majeure. SmartLabs shall not be responsible for any failure to perform its obligations under this Agreement if it is prevented or delayed in performing those obligations by an event of Force Majeure.
p.
Agreement Information. Except as required by law, Licensee shall not disclose the terms of this Agreement to any third party, except to Licensee’s employees, owners, consultants and brokers, provided that the foregoing only receive information on a need-to-know basis. Neither party shall have the right to record this Agreement or any memorandum.
q.
Quiet Enjoyment.Subject to the terms hereof, SmartLabs represents and warrants that it has the right to grant Licensee the License for the Term of this Agreement (including without limitation under the terms of the Lease), and that if Licensee punctually and in accordance with the terms hereof performs the obligations herein contained to be performed by Licensee, Licensee shall have and enjoy, during the Term hereof, the quiet and undisturbed use of the Licensed Premises in accordance with this Agreement.

LICENSEE UNDERSTANDS AND ACKNOWLEDGES THAT ANY RIGHTS UNDER THIS AGREEMENTONLY CONSTITUTE A LICENSEFOR USE OF THE LICENSED PREMISES AND DO NOT INVOLVE THE GRANT OF ANY INTEREST IN REAL ESTATE. LICENSEE SPECIFICALLY DISCLAIMS ANY RIGHTS TO SUMMARY PROCESS AND, PROVIDED THAT SMARTLABS COMPLIES WITH ALL OBLIGATIONS (INCLUDING WITHOUT LIMITATION NOTICE AND CURE REQUIREMENTS) HEREUNDER, EXPLICITLY PERMITS SMARTLABS TO USE SELF-HELP REMEDIES PROVIDED THAT SUCH SELF-HELP REMEDIES DO NOT BREACH THE PEACE.

IN WITNESS WHEREOF, SmartLabs and Licensee have duly executed this Agreement as of the day and year first above written.

SMARTLABS: LICENSEE:

By: /s/ Brian Taylor___________________ By: /s/ Michael Henderson, M.D.

Title: Executive VP of Biopharma Solutions Title: Chief Executive Officer

Date: 11/22/2023